Exhibit 99.1

Cancer Genetics Appoints John Pappajohn Chairman of the Board of Directors

RUTHERFORD, NJ (January 6, 2014): Cancer Genetics, Inc. (NASDAQ: CGIX) (“CGI” or the “Company”), a DNA-based diagnostics company, today announced that its board of directors appointed John Pappajohn as its new Chairman, effective January 6, 2014.

Mr. Pappajohn is a recognized business leader and a pioneer in the venture capital industry. He has been involved in over 100 start-up companies, over 50 IPOs, and has served as a director of over 40 public companies, many in the bioscience and health-related industries. Mr. Pappajohn is a shareholder of CGI and has been a member of its board of directors since 2008.

John Pappajohn commented, “I am honored to be named Chairman of CGI’s board of directors and excited for the opportunity to work more closely with the CGI team. While 2013 was a great year for the Company, 2014 promises to be even better. My personal goal for CGI is to help the Company become the world leader in DNA-based diagnostics.”

Mr. Pappajohn continued, “The contributions of Dr. Chaganti and his world-class research team in developing the technology behind our unique personalized oncology tests, matched with the disciplined and focused leadership of our CEO Panna Sharma, has positioned the Company for strong future growth. Our 2013 double-digit revenue growth, our joint venture with Mayo Clinic, and the commercial roll out of five proprietary tests, has already put CGI in an industry-leading position. I plan to help the Company build upon that success.”

Raju S.K. Chaganti, Ph.D., founder of CGI and Chairman since its inception, will remain on the board of directors and will continue to play an important role in scientific and product development at CGI and will continue managing the Company’s scientific advisory board. The CEO of CGI, Panna Sharma, stated: “On behalf of the entire CGI team, I want to thank Dr. Chaganti, our founder, for his relentless commitment to our success and his ground breaking research in the field of molecular diagnostics. He has played a vital role in our success, and we look forward to his continued contributions.”

Additionally, effective January 6, 2014, Tommy Thompson has resigned from CGI’s Board of Directors. Mr. Sharma commented, “Governor Thompson has been an invaluable part of our Company, guiding us through growth and transition issues and helping us with his strategic insight in finance and healthcare.”

About Cancer Genetics:

Cancer Genetics, Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals as well as biopharma and biotech. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State. We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, Cleveland Clinic, Mayo Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended June 30, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact Information:

Investor Relations

RedChip Companies, Inc.

Jon Cunningham, 800-733-2447, ext. 107

jon@redchip.com